(16) Letter re change in certifying accountant

November 26, 2018

Securities and Exchange Commission

Washington, D.C. 20549

We have read Tempus Applies Solutions Holdings, Inc.’s statements included under Item 4.01 (a) of its Form 8-K filed on November 21, 2018 and we agree with such statements concerning our firm.

/s/Elliott Davis, LLC